Registration No. 2-71704



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or              Identification No.)
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

                       SPRINT CORPORATION
                     1981 STOCK OPTION PLAN
                     (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326
                    ________________________

                        EXPLANATORY NOTE

      This Post-Effective Amendment No. 2 is being filed with respect to an aggregate of 37,419 shares of Sprint Corporation FON Common Stock - Series 1, par value $2.00 per share ("FON Stock"), and 18,709 shares of Sprint Corporation PCS Common Stock
- Series 1, par value $1.00 per share ("PCS Stock"), issuable under Sprint's 1981 Stock Option Plan.

      This Registration Statement as originally filed related to the offering of 700,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the 1981 Stock Option Plan. In December, 1989, there was a two-for-one split of the Sprint Common Stock, increasing the number of shares covered by the Registration Statement to 1,090,015 shares. In connection with the spin-off of Sprint's cellular division in March 1996, the number of shares covered by the Registration Statement was increased to 1,107,618 shares to prevent dilution. Options for 1,070,199 shares have been exercised, leaving 37,419 shares. On November 23, 1998, following approval by Sprint's shareholders, Sprint's Articles of Incorporation were restated to reclassify each share of Sprint Common Stock into one share of FON Stock and one-half of a share of PCS Stock. Accordingly, the purpose of this Post-Effective Amendment No. 2 is to reflect the reclassification of the 37,419 shares of Sprint Common Stock into the 37,419 shares of FON Stock and the 18,709 shares of PCS Stock now covered by the Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

       The   following  documents  filed  by  Sprint  Corporation
("Sprint") with the Securities and Exchange Commission (File  No.
1-4721) are incorporated in this Registration Statement by reference:

     --    Sprint's Annual Report on Form 10-K for the year ended
           December 31, 1997.

     -- Sprint's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     --    Sprint's Current Reports on Form 8-K dated May 26, 1998,
           June 29, 1998, October 28, 1998, November 2, 1998, November 12, 1998 and November 23, 1998.

     -- Sprint's Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-65173.

     --    Description of FON Common Stock contained in  Sprint's
           Registration Statement on Form 8-A relating to Sprint's FON Common Stock, filed November 2, 1998.

     -- Description of FON Group Rights contained in Amendment No. 2 to Sprint's Registration Statement on Form 8-A relating to Sprint's FON Group Rights, filed November 25, 1998.

     --    Description of PCS Common Stock contained in  Sprint's
           Registration Statement on Form 8-A relating to Sprint's PCS Common Stock, filed November 2, 1998.

     -- Description of PCS Group Rights contained in Amendment No. 1 to Sprint's Registration Statement on Form 8-A relating to Sprint's PCS Group Rights, filed November 25, 1998.


      All  documents  subsequently filed by  Sprint  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents. Sprint expressly excludes from such incorporation the Report of the Compensation Committee, the Performance Graph and any Report on Repricing of Options/SARs contained in any proxy statement filed by Sprint pursuant to
Section 14 of the Securities Exchange Act of 1934 subsequent to the date of filing of this Amendment to the Registration Statement and prior to the termination of the offering of the securities covered by this Registration Statement.

Item 4.   Description of Securities

     See Incorporation of Documents by Reference.

Item 5.   Interests of Named Experts and Counsel

      The validity of the authorized and unissued shares of FON Common Stock and PCS Common Stock to be issued under the 1981 Stock Option Plan upon the exercise of stock options was passed upon by Don A. Jensen, Esq., Vice President and Secretary of Sprint.

Item 6.   Indemnification of Directors and Officers

      Consistent with Section 17-6305 of the Kansas Statutes Annotated, Article IV, Section 10 of the Bylaws of Sprint provides that Sprint will indemnify directors and officers of the corporation against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Sprint. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

     Under Section 10, Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Sprint, or who is or was serving at the request of Sprint as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability arising out of his status as such, whether or not Sprint would have the power to indemnify such persons against such liability. Sprint carries standard directors and officers liability coverage for its directors and officers. Subject to certain limitations and exclusions, the policies reimburse Sprint for liabilities indemnified under
Section 10 and indemnify directors and officers of Sprint against additional liabilities not indemnified under Section 10.

      Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer or agent of Sprint.

Item 8.     Exhibits.

Exhibit
Number    Exhibits

 4A.      The  rights  of  Sprint's equity  security  holders  are
          defined   in  Article  Fifth,  Article  Sixth,  Article
          Seventh   and   Article  Eighth  of  the  Articles   of
          Incorporation of Sprint Corporation. The Articles are filed as Exhibit 4A to Post-Effective Amendment No. 2 to Sprint Corporation's Registration

          Statement on Form S-3 (No. 33-58488) and incorporated herein by reference.

 4B. Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a. (filed as Exhibit
          4.1   to   Amendment  No.  1  to  Sprint  Corporation's
          Registration Statement on Form 8-A relating to Sprint's
          PCS   Group  Rights,  filed  November  25,  1998,   and
          incorporated herein by reference).

 4C. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 13 of the Bylaws. The Bylaws are filed as Exhibit 4C to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference.

 4D.      Tracking Stock Policies of Sprint Corporation (filed  as
          Exhibit 4D to Post-Effective Amendment No. 2 to  Sprint
          Corporation's Registration Statement on Form  S-3  (No.
          33-58488) and incorporated herein by reference).

 4E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom S.A. and Duetsche Telekom AG (filed as
          Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference).

 5.       Opinion and consent of Don A. Jensen, Esq.

 23-A.    Consent of Ernst & Young LLP.

 23-B.    Consent of Deloitte & Touche LLP.

 23-C. Consent of Don A. Jensen, Esq. is contained in his opinion filed as Exhibit 5.

 24. Power of Attorney is contained on page II-5 of this Amendment.


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the
          Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless such information is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 8th day of December, 1998.

                              SPRINT CORPORATION

                              By /s/ Don A. Jensen
                                 (Don A. Jensen, Vice President)

                        POWER OF ATTORNEY

      We, the undersigned officers and directors of Sprint Corporation, hereby severally constitute W. T. Esrey, A. B. Krause and J.R. Devlin and each of them singly, our true and lawful  attorneys  with  full power to them,  and  each  of  them singly, to sign for us and in our names in the capacities indicated below the Amendment to the Registration Statement filed herewith and any and all additional amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Amendment to the Registration Statement and any and all additional amendments to the Registration Statement.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
                        Chief Executive Officer     )
                        (Principal Executive        )
/s/ W. T. Esrey         Officer)                    )
(W. T. Esrey)                                       )
                                                    )
                        Executive Vice President    )
                        - Chief Financial Officer   )
                        (Principal Financial        )
/s/ A. B. Krause        Officer)                    )   December 8, 1998
(A. B. Krause)                                      )
                                                    )
                                                    )
                        Senior Vice President and   )
                        Controller                  )
                        (Principal Accounting       )
/s/ J. P. Meyer         Officer)                    )
(J. P. Meyer)                                       )

                                                    )
/s/ DuBose Ausley       Director                    )
(DuBose Ausley)                                     )
                                                    )
/s/ Warren L. Batts     Director                    )
(W. L. Batts)                                       )
                                                    )
/s/ Michel Bon          Director                    )
(Michel Bon)                                        )
                                                    )
                        Director                    )
(I. O. Hockaday, Jr.)                               )  December 8, 1998
                                                    )
                        Director                    )
(H. S. Hook)                                        )
                                                    )
/s/ Ronald T. LeMay     Director                    )
(R. T. LeMay)                                       )
                                                    )
/s/ Linda Koch Lorimer  Director                    )
(L. K. Lorimer)                                     )
                                                    )
/s/ C. E. Rice          Director                    )
(C. E. Rice)                                        )
                                                    )
/s/ Ron Sommer          Director                    )
(Ron Sommer)                                        )
                                                    )
/s/ Stewart Turley      Director                    )
(Stewart Turley)                                    )

                          EXHIBIT INDEX

Exhibit
Number    Exhibits

 4A.      The  rights  of  Sprint's equity  security  holders  are
          defined   in  Article  Fifth,  Article  Sixth,  Article
          Seventh   and   Article  Eighth  of  the  Articles   of
          Incorporation of Sprint Corporation. The Articles are filed as Exhibit 4A to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form
          S-3   (No.   33-58488)  and  incorporated   herein   by
          reference.

 4B. Rights Agreement dated as of November 23, 1998, between Sprint Corporation and UMB Bank, n.a. (filed as Exhibit
          4.1   to   Amendment  No.  1  to  Sprint  Corporation's
          Registration Statement on Form 8-A relating to Sprint's
          PCS   Group  Rights,  filed  November  25,  1998,   and
          incorporated herein by reference).

 4C. Provisions regarding the Capital Stock Committee are set forth in Article IV, Section 13 of the Bylaws. The Bylaws are filed as Exhibit 4C to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference.

 4D.      Tracking Stock Policies of Sprint Corporation (filed  as
          Exhibit 4D to Post-Effective Amendment No. 2 to  Sprint
          Corporation's Registration Statement on Form  S-3  (No.
          33-58488) and incorporated herein by reference).

 4E. Amended and Restated Standstill Agreement dated as of November 23, 1998, by and among Sprint Corporation, France Telecom S.A. and Duetsche Telekom AG (filed as
          Exhibit 4E to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form S-3 (No. 33-58488) and incorporated herein by reference).

 5.       Opinion and consent of Don A. Jensen, Esq.

 23-A.    Consent of Ernst & Young LLP.

 23-B.    Consent of Deloitte & Touche LLP.

 23-C. Consent of Don A. Jensen, Esq. is contained in his opinion filed as Exhibit 5.

 24. Power of Attorney is contained on page II-5 of this Amendment.